                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 2


                                 PRIMEDIA INC.
              (FORMERLY KNOWN AS K-III COMMUNICATIONS CORPORATION)
                                AND SUBSIDIARIES


                  DEFICIENCY OF EARNINGS TO FIXED CHARGES AND
     DEFICIENCY OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


      FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994, 1995 AND 1996 AND
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997


                             (DOLLARS IN THOUSANDS)


                                                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                  YEARS ENDED DECEMBER 31,
                             ------------------------------------------------------------------  ---------------------------------
                               1992       1993       1994       1995       1996        1996        1996       1997        1997
                              ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL     PRO FORMA    ACTUAL     ACTUAL     PRO FORMA
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Earnings before fixed
  charges:
  Net income (loss)........  ($145,342) $ (86,496) $ (41,403) $ (75,435) $   8,044   $ (11,474)  $ (47,273) $(171,921)  $(171,179)
  Income tax benefit.......       (314)        --    (42,100)   (59,600)   (53,300)    (53,300)         --     (1,685)     (1,685)
  Extraordinary charge.....     19,814         --     11,874         --      9,553       9,553       7,572     15,401      15,401
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Loss from continuing
  operations before income
  tax benefit and
  extraordinary charge.....   (125,842)   (86,496)   (71,629)  (135,035)   (35,703)    (55,221)    (39,701)  (158,205)   (157,463)
Interest expense and
  amortization of deferred
  financing and
  organizational costs.....     80,104     77,856     81,431    108,972    128,263     139,773      94,097    106,051     105,309
Interest portion of rental
  expenses.................      5,158      5,838      7,991      8,129     10,510      10,932       8,187      9,305       9,305
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Earnings (loss) before
  fixed charges............    (40,580)    (2,802)    17,793    (17,934)   103,070      95,484      62,583    (42,849)    (42,849)
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

Fixed charges:
  Interest expense and
    amortization of
    deferred financing and
    organizational costs...     80,104     77,856     81,431    108,972    128,263     139,773      94,097    106,051     105,309
  Interest portion of
    rental expenses........      5,158      5,838      7,991      8,129     10,510      10,932       8,187      9,305       9,305
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
      Total fixed
        charges............     85,262     83,694     89,422    117,101    138,773     150,705     102,284    115,356     114,614

Deficiency of earnings to
  fixed charges............   (125,842)   (86,496)   (71,629)  (135,035)   (35,703)    (55,221)    (39,701)  (158,205)   (157,463)
Preferred stock
  dividends................    (16,530)   (22,290)   (25,959)   (28,978)   (43,526)    (43,526)    (31,326)   (37,237)    (37,237)
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Deficiency of earnings to
  fixed charges and
  preferred stock
  dividends................  $(142,372) $(108,786) $ (97,588) $(164,013) $ (79,229)  $ (98,747)  $ (71,027) $(195,442)  $(194,700)
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                             ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------  -----------

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 2


                                 PRIMEDIA INC.
              (FORMERLY KNOWN AS K-III COMMUNICATIONS CORPORATION)
                                AND SUBSIDIARIES


    RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES TO INTEREST EXPENSE AND RATIO OF EARNINGS BEFORE
 INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND PROVISION FOR ONE-TIME CHARGES
              TO INTEREST EXPENSE AND DIVIDENDS ON PREFERRED STOCK


            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997


                             (DOLLARS IN THOUSANDS)


                                                                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                            YEARS ENDED DECEMBER 31,
                                                  --------------------------------------------  ---------------------------------
                                                    1994       1995       1996        1996        1996       1997        1997
                                                   ACTUAL     ACTUAL     ACTUAL     PRO FORMA    ACTUAL     ACTUAL     PRO FORMA
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Earnings before interest, taxes, depreciation,
  amortization and provision for one-time
  charges.......................................  $ 162,094  $ 216,115  $ 276,603   $ 277,606   $ 188,728  $ 212,004   $ 212,004
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Interest expense................................  $  78,351  $ 105,837  $ 124,601   $ 136,111   $  91,313  $ 103,728   $ 102,986
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Ratio of earnings before interest, taxes,
  depreciation, amortization and provision for
  one-time charges to interest expense..........        2.1x       2.0x       2.2x        2.0x        2.1x       2.0x        2.1x
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Earnings before interest, taxes, depreciation,
  amortization and provision for one-time
  charges.......................................  $ 162,094  $ 216,115  $ 276,603   $ 277,606   $ 188,728  $ 212,004   $ 212,004
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Interest expense................................     78,351    105,837    124,601     136,111      91,313    103,728     102,986
Dividends on preferred stock....................     25,959     28,978     43,526      43,526      31,326     37,237      37,237
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Interest expenses plus dividends on preferred
  stock.........................................  $ 104,310  $ 134,815  $ 168,127   $ 179,637   $ 122,639  $ 140,965   $ 140,223
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
Ratio of earnings before interest, taxes,
  depreciation, amortization and provision for
  one-time charges to interest expense and
  dividends on preferred stock..................        1.6x       1.6x       1.6x        1.5x        1.5x       1.5x        1.5x
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------
                                                  ---------  ---------  ---------  -----------  ---------  ---------  -----------